MICHAEL TROKEY & COMPANY, P.C.
                 CERTIFIED PUBLIC ACCOUNTANTS
                      10411 CLAYTON ROAD
                     ST. LOUIS, MO  63131
                       (314) 432-0996


We hereby consent to the incorporation by reference and use of our report, dated November 29, 2000, on the consolidated financial statements of Perry County Financial Corporation which appears in Perry County Financial Corporation's Annual Report of Shareholders and Form 10-KSB for the year ended September 30, 2000 in Perry County Financial Corporation's previously filed Registration Statement on Form S-8 (Registration No. 333-4168 and 333-4170).

Michael Trokey & Company, P.C.

St. Louis, Missouri
December 27, 2000